Exhibit No. 32.1

Certification Pursuant to 18 U.S.C.

Section 1350, as Adopted

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Harcom Productions, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Shane Harwell, Chief  Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2008

/s/ Shane Harwell

Shane Harwell

Chief Executive Officer and

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Harcom Productions, Inc. and will be retained by Harcom Productions, Inc. and can be furnished to the Securities and Exchange Commission or its staff upon request.